UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: NOVEMBER 10, 2007

SHANDONG ZHOUYUAN SEED AND NURSERY CO., LTD.
(Exact name of Registrant as specified in its charter)

Delaware	3-52472	58-2258912
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

238 Jianxindong Street, Laizhou, Shandong Province, the People’s Republic of China
(Address of principal executive offices)

011-86451-8271-3712
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On November 10, 2008, Shandong Zhouyuan See and Nursery Co., Ltd., a Delaware corporation (the “Company”) entered into a Stock Transfer Agreement (the “Agreement”) with Zhou Jian, an individual residing in the People’s Republic of China (the “Investor”) to sell in a private placement to the Investor 7,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for CNY ¥0.071 (approximately US$0.0104) per share (the “Shares”), for an aggregate purchase price of CNY ¥500,000 (approximately US$73,000). The Company is obligated to issue the Shares within 30 business days from the date of the Agreement.

An English translation of the Agreement described above is filed as Exhibits 10.1 and the above summary of the Agreement is qualified in its entirety by reference to such Agreement, which is incorporated herein.

Item 3.02 Unregistered Sale of Equity Securities

As described in more detail in Item 1.01 of this Report on Form 8-K, on November 10, 2008, the Company entered into the Agreement with Investor, pursuant to which, the Company agreed to issue the Investor the Shares. The issuance of the Shares is exempt from registration under the Securities Act of 1933 (the “Act”) by reason of the exemption provided by Regulation S of the Act for offers and sales of securities made outside of the United States.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Transfer Agreement dated as of November 10, 2008 by and between the Company and Zhou Jian (English translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHANDONG ZHOUYUAN SEED AND NURSERY CO., LTD.

Date: November 13, 2008	/s/ Wang Zhigang
Wang Zhigang Chief Executive Officer